EXHIBIT 10.9

[*]    Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) dated as of June 26, 2013 (the “Effective Date”), is entered into between OBALON THERAPEUTICS, INC., a Delaware corporation, with offices at 55421 Avenida Encinas, Suite F, Carlsbad, CA, 92008 (“Obalon”), and BADER SULTAN & BROS CO W.L.L., with an address at PO Box 867, 13009 Kuwait (“Distributor”). The parties hereby agree as follows:

1.	APPOINTMENT AND SCOPE.

1.1. Appointment. Subject to the terms and conditions of this Agreement, Obalon hereby appoints Distributor, for the term of this Agreement, as the exclusive distributor of the products described in Exhibit A (the “Products”) to customers described in Exhibit A (the “Customers”) in the territory described in Exhibit A (the “Territory”). Distributor hereby accepts such appointment.

1.2. Distributorship Restrictions.

(a) Distributor shall resell the Products solely to Customers in the Territory.

(b) Distributor shall not, directly or indirectly (i) make any sales of the Products outside of the Territory, (ii) seek customers for, establish any branch for, or maintain any distribution depot or network for the sale of the Products outside of the Territory, or (iii) make any sales of the Products to any third party other than to the Customers in the Territory; provided, however, that if a Customer from a country in the European Union that is outside of the Territory requests to purchase Products from Distributor, and if Distributor has otherwise complied with its obligation not to distribute the Products outside of the Territory and did not contact the applicable Customer prior to the Customer making contact with Distributor, then Distributor may sell the Products to such Customer if applicable law mandates that it is unlawful for Obalon to prevent sales by Distributor to such Customer.

(c) Distributor shall resell the Products solely for use by Customers in weight loss treatment (the “Field”). Distributor shall legally obligate each Customer purchasing the Products from Distributor, as a condition of such purchase, to use the Products solely for the Field and for no other purpose.

(d) Distributor shall not have the right to appoint sub-distributors unless Distributor first notifies Obalon of the prospective sub-distributor and obtains Obalon’s prior express written consent (not to be unreasonably withheld). Distributor shall remain liable for any actions or inactions of a sub-distributor that would be a breach of this Agreement if such action or inaction were committed by Distributor.

1.3. Exclusivity. For the purposes of Section 1.1 above, the term “exclusive” means that, subject to the terms and conditions of this Agreement (including, without limitation, Section 2.1) and for as long as Distributor is in full compliance with its obligations hereunder, Obalon shall not appoint any other agents, representatives or distributors in the Territory to promote, market or sell the Products to the Customers in the Territory, but Obalon shall retain the right to promote and market the Product to Customers in the Territory.

1.4. Noncompetition. Unless specifically authorized in writing by Obalon, Distributor shall not directly or indirectly promote, market, sell, offer for sale, or act as sales agent for the solicitation of orders in the Territory for any products intended to occupy space in the stomach for weight loss.

1.5. Product Offerings by Obalon. Obalon shall be under no obligation to Distributor to continue its business or to continue, discontinue, change, retain, manufacture, sell or supply any model or type of any of its products. Obalon may, in its sole discretion, discontinue the supply of any or all Products or make whatever changes to those Products it deems necessary, desirable or appropriate. Obalon may, in its sole discretion, add products to or delete products from the list of Products set forth in Exhibit A upon thirty (30) days written notice to Distributor.

1.6. Disposables. Distributor acknowledges that the Products identified on Exhibit A as “disposable” (the “Disposables”) are perishable. Distributor shall manage its inventory such that the Disposables are shipped throughout the Territory, to the extent reasonably practicable, on a first expires-first-out basis. Distributor shall be responsible for and shall bear the full risk with respect to any unsold quantities of the Disposables remaining in Distributor’s inventory beyond the stated shelf-life thereof. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary herein, the Disposables that remain unsold in Distributor’s inventory beyond the stated shelf-life thereof shall not be subject to any credits, refunds or exchanges.

1.7. Independent Purchaser Status. Distributor is an independent purchaser and seller of the Products. Distributor shall not act as an agent or legal representative of Obalon. Distributor shall be responsible for all of its own expenses and employees. Distributor shall incur no expense chargeable to Obalon, except, as may be specifically authorized in advance in writing in each case by Obalon, nor shall Distributor have any right or power to act for or bind Obalon in any respect or to pledge its credit. Distributor shall be free to resell the Products in the Territory to the Customers on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credits and discounts. The detailed operations of Distributor under this Agreement are subject to the sole control and management of Distributor.

2.	COVENANTS AND WARRANTIES OF DISTRIBUTOR.

2.1. Minimum Quantity. Distributor shall purchase from Obalon during each Calendar Quarter and Contract Year (as each is defined on Exhibit A) the applicable minimum quantity set forth on Exhibit A, and shall use commercially reasonable efforts to resell, not less than the minimum purchase quantity of the Products as set forth in Exhibit A (the “Minimum Quantity”). If Distributor fails to purchase from Obalon and to resell to Customers the Minimum Quantity for any twelve (12) month period, Obalon shall have the right, at Obalon’s sole option and discretion upon thirty (30) days written notice to Distributor (a) to convert the distributorship grant under Section 1.1 to non-exclusive, or (b) to terminate this Agreement.

2.2. Sales Promotion. Distributor shall use its best efforts to promote, market and sell the Products to the Customers in the Territory, to meet the market demand for the Products for use in the Territory. Distributor shall refrain from misrepresenting the origin of the Products in such a way that would cause one to believe that the Products are manufactured or developed by anyone other than Obalon. Distributor shall distribute the Products in the Territory so as to include all warnings and instructions necessary for the proper use of the Products and shall not make any warranty, express or implied, relating to the Products other than the warranty set forth in Section 5.1. Distributor shall only promote and market the Products for the approved indications as stated in the Product labeling.

2.3. Promotional Materials. Distributor shall ensure that all advertising, promotional literature and packaging for the Products comply with all applicable laws and regulations. Distributor shall not use any advertising or promotional materials to promote the Products or any packaging that have not been approved in writing by Obalon in advance.

2.4. Registrations.

(a) Obalon has obtained the European Union CE Mark approval for the Products. Distributor will notify Obalon promptly upon becoming aware of any additional governmental approval requirements with respect to the Products in the Territory. If additional governmental registrations, licenses, permits or approvals (collectively, “Registrations”) are required in the Territory, then Distributor shall, at its own expense, obtain the Registration that are necessary to permit the purchase, distribution and resale by Distributor of the Products in each country in the Territory. Obalon shall reasonably cooperate with the Distributor in connection with obtaining the Registrations.

(b) All Registrations shall be owned by and made in the name of Obalon. Distributor shall provide Obalon with all tangible documents, records, and other property relating to the Registrations. Distributor shall have the right to maintain copies of all Registrations, as necessary for Distributor’s activities authorized hereunder. Distributor shall, at no cost to Obalon, execute such documents and instruments and take such further actions as necessary or appropriate to evidence Obalon’s ownership of the Registrations.

2.5. Conduct of Business. Distributor shall conduct its business in a manner that reflects favorably at all times on the Products and the good name, goodwill and reputation of Obalon. Without limiting the generality of the foregoing, Distributor shall (a) avoid deception, misleading or unethical practices that are or might be detrimental to Obalon or the public, including but not limited to disparagement of Obalon or the Products; (b) not publish or employ, or cooperate in the publication or employment of any misleading or deceptive advertising material; (c) make no representations, warranties or guarantees to third parties with respect to the specifications, features or capabilities of the Products that are inconsistent with any representations, warranties or guaranties regarding the Products that are expressly authorized by Obalon; (d) use marketing and advertising efforts of high quality and good taste, and preserve the professional image and reputation of Obalon and the Products; and (e) use professional and properly trained, as per Obalon’s requirements, sales force to promote, market and sell the Products.

2.6. Compliance with Laws. Distributor shall comply with all governmental laws, regulations, and orders that may be applicable to Distributor by reason of its execution of this Agreement, including, without limitation, any requirement to be registered as Obalon’s independent distributor with any governmental authority, and including any and all laws, regulations, or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of the Products in the Territory. Distributor shall not engage in any course of conduct that, in Obalon’s reasonable belief, would cause Obalon to be in violation of the laws of any jurisdiction.

2.7. U.S. Foreign Corrupt Practices Act. Distributor warrants that in the performance of its obligations under this Agreement, Distributor shall not act in any fashion or take any action which will render Obalon liable for a violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist Distributor or Obalon in obtaining or retaining business. Obalon shall have the right to terminate this Agreement immediately if Distributor takes any action in violation of the U.S. FCPA. Distributor shall indemnify and hold Obalon harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) relating to Distributor’s breach of this Section 2.7.

2.8. Customer Support. Distributor shall be solely responsible for providing, and shall provide the Customers in the Territory with all training and maintenance with respect to the Products that is necessary to support the normal use of the Products by Customers, including, without limitation, warranty repair service for the Products during the applicable warranty period therefor. Distributor shall, at its cost, cause all of its sales force personnel to become fully knowledgeable and achieve a high degree of competency with respect to the Products, sufficient to meet Distributor’s customer support obligations under this Section 2.8. Obalon will provide required training on Product at Obalon’s expense, although Distributor is responsible for travel and lodging and other expenses related to attending such required training.

2.9. Inventory Management. Distributor shall use commercially reasonable efforts to maintain its inventory of Products at a level sufficient to meet the demand for Products by Customers in the Territory. Without limiting the generality of the foregoing, at all times during the term of this Agreement, Distributor shall maintain inventory levels of the Products as set forth on Exhibit B.

2.10. Records and Reports. Distributor shall (a) maintain complete and accurate books and records regarding this Agreement and the Products (including, but not limited to, records containing the information supplied in the reports provided by Distributor to Obalon as required below), (b) provide Obalon within thirty (30) days after the end of each quarter with a report specifying in relation to such quarter the sales results in the Territory, progress and development of the market for the Products in the Territory and all regulations affecting their distribution, sale and use, (c) provide Obalon within thirty (30) days after the end of each quarter a written report detailing the number and nature of requests for support received during the prior quarter, and such other information concerning Distributor’s support obligations under Section 2.8 as Obalon may reasonably request, (d) provide Obalon, at Obalon’s request, such other reports as are customarily provided by Distributor to suppliers similarly situated with Obalon, and (e) permit an independent chartered accountant appointed by Obalon to examine at all reasonable times, and at the expense of Obalon, the accounts and records of the Distributor so far as may be necessary to confirm Distributor’s compliance with this Agreement, provided that such accountant shall be required to execute Distributor’s reasonable confidentiality agreement.

2.11. Product Traceability and Record Keeping. Distributor shall establish and maintain procedures to provide lot traceability to end users and shall retain those records for at least four years.

2.12. Complaint Handling. Distributor shall establish and maintain a system for handling complaints related to the Product including receipt and review. All complaints shall be reported to Obalon and any complaints involving patient injury or serious product malfunction shall be reported to Obalon within three (3) calendar days. Distributor shall pursue products related to complaints and return to Obalon for management of detailed evaluation. All complaint records shall be retained for at least four (4) years.

2.13. Product Recalls. Distributor shall promptly implement any Product recall issued by Obalon, at Obalon’s expense. Distributor shall maintain an accurate and up-to date Product and Customer database which shall be sufficient to enable Distributor, if Obalon so instructs, promptly to recall all units of any specific lot number of any Product.

2.14. Product Storage. Distributor shall store Product in facilities and environmental conditions appropriate for medical devices and which meet the requirements specified on the product labeling.

2.15. Quality Audits. Obalon shall have the right to conduct quality system audits of the Distributor’s facilities and operations.

3.	TERMS AND CONDITIONS OF SALE.

3.1. Rolling Forecasts. Not less than thirty (30) days prior to each quarter during the term of this Agreement, Distributor shall prepare and provide Obalon with a twelve (12) month rolling forecast of its estimated purchase requirements for each of the Products (the “Rolling Forecast”). [*] of the Products specified in a Rolling Forecast for the first (1st) quarter reflected therein shall be a binding purchase obligation of Distributor. [*] of the quantity of the Products specified in a Rolling Forecast for the second (2nd) quarter reflected therein shall be a binding purchase obligation of Distributor. [*] of the quantity of the Products specified in a Rolling Forecast for the third (3rd) quarter reflected therein shall be a binding purchase obligation of Distributor. [*] of the quantity of the Products specified in a Rolling Forecast for the fourth (4th) quarter reflected therein shall be a binding purchase obligation of Distributor. The initial Rolling Forecast (together with a purchase order for the quantity of the Products for the first quarter of such Rolling Forecast) is attached hereto as Exhibit C.

5	*Confidential Treatment Requested.

3.2. Purchase Orders. Distributor shall make all purchases of Products hereunder by submitting firm purchase orders to Obalon. Except for the initial purchase order (as described in Section 3.1), purchase orders shall be placed solely by completing and submitting an Internet purchase order form located at an Obalon web site that will be provided to Distributor by Obalon. No purchase order shall be binding upon Obalon unless and until a written acknowledgement thereof is dispatched by Obalon to Distributor.

3.3. Shipping. Unless Obalon otherwise expressly agrees in writing, the lead time for shipping shall be not less than sixty (60) days after acknowledgement of Distributor’s purchase order by Obalon. Obalon may defer shipment of the Products if and while Distributor is in default of any of its obligations owing to Obalon under this Agreement, including Distributor’s obligations to pay any amounts when due. The Products shall be delivered EXW Obalon facility in Carlsbad, California USA (Incoterms 2010). Risk of loss and title shall pass to Distributor upon delivery by Obalon to Distributor’s designated carrier. Distributor shall be responsible to pay all carrier costs, shipping and handling charges, insurance charges, and all customs duties, taxes and any other charges levied by any governmental body in connection with shipping of the Products to Distributor.

3.4. Products Returns. If a Product fails to conform to the specifications established by Obalon therefor, Distributor may return such nonconforming Product to Obalon, at Obalon’s expense, within (a) thirty (30) calendar days after delivery to Distributor for any non-conformities that can be discovered by a reasonable inspection, and (b) thirty (30) calendar days after discovery of any hidden or latent non-conformities that could not have been discovered by a reasonable inspection but in no event later that the expiration date for the applicable Product; provided, however that Distributor shall first give prompt written notice to Obalon of any Products defects (no later than within ten (10) business days after delivery of the Product to Distributor or discovery of the hidden or latent non-conformity), at which time Obalon shall issue a Return Material Authorization (“RMA”) number for the defective Product. If Distributor fails timely to give such notice and to receive the RMA number, Distributor shall be deemed to have accepted the Product. Products returned without a valid RMA number displayed on the outside of the shipping container shall be returned to Distributor at Distributor’s expense. If Distributor returns a Product in compliance with the foregoing requirements, Obalon shall replace the returned Product as soon as reasonably practicable. Such replacement Product shall be at no additional cost to Distributor if Distributor had previously paid Obalon for the returned Product. Notwithstanding the foregoing, Obalon shall not be responsible for any Products that fails to pass Distributor’s quality control as a result of improper storage and handling during or after shipment to Distributor. Distributor may not reject a Product unless the Product was damaged at the time of shipment. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE REPLACEMENT OF THE NONCONFORMING PRODUCTS BY OBALON AS PROVIDED UNDER THIS SECTION 3.4 SHALL BE DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR OBALON’S DELIVERY OF NONCONFORMING PRODUCTS.

4.	PRICE AND PAYMENT.

4.1. Price. Prices payable by Distributor for the Products shall be the transfer prices set forth in Exhibit A.

4.2. Payment Terms. At the time of shipping the Products to Distributor, Obalon shall invoice Distributor for the Products included in such shipment. Distributor shall pay each such invoice within thirty (30) days after the date thereof. Distributor shall make all payments in United States dollars, in immediately available funds, by wire transfer to such account as Obalon designates for such purpose. Any late payment by Distributor shall be a material breach of this Agreement. Any late payments by Distributor shall bear interest, at twelve percent (12%) per annum, or the maximum allowable by law if less.

4.3. Taxes. Distributor shall pay all sales, use and transfer taxes and other charges arising out of the purchase and sale of the Products, including any VAT and personal property taxes and all inspection fees and duties, applicable to the sale and transport of the Products by Distributor in the Territory which are applicable thereto. Obalon shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind, relating to the purchase and sale of the Products.

5.	WARRANTIES AND DISCLAIMERS.

5.1. Warranty. Obalon warrants, solely to the Customers purchasing the Products from Distributor, that during the applicable warranty period specified below, the Products shall be of good quality and free from defects, whether patent or latent, in design, materials or workmanship. The warranty term for Products other than the Disposables shall be one (1) year from the date of purchase by the Customer. The warranty term for the Disposables shall be the period expiring on the expiration date stated on the packaging of the Disposable. The foregoing warranty shall not apply if the Products has been subjected to physical abuse, misuse, abnormal use, use not consistent with Obalon’s published directions, fraud, tampering, unusual physical stress, negligence or accidents.

5.2. WARRANTY DISCLAIMERS.

(a) OTHER THAN AS WARRANTED UNDER SECTION 5.1, THE PRODUCTS ARE PROVIDED “AS IS.” OBALON DISCLAIMS ANY AND ALL LIABILITY WITH RESPECT TO THE PRODUCTS ARISING FROM ANY USE OF THE PRODUCTS THAT IS NOT CONSISTENT WITH OBALON’S PUBLISHED DIRECTIONS.

(b) OBALON PROVIDES NO WARRANTY OF ANY KIND TO DISTRIBUTOR. WITH THE EXCEPTION OF THE LIMITED WARRANTY THAT OBALON PROVIDES SOLELY TO CUSTOMERS, AS SET FORTH IN SECTION 5.1, OBALON MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. DISTRIBUTOR SHALL DISTRIBUTE THE PRODUCTS IN THE TERRITORY SO AS TO INCLUDE ALL WARNINGS AND INSTRUCTIONS NECESSARY FOR THE PROPER USE

OF THE PRODUCTS. WITHOUT LIMITING DISTRIBUTOR’ S OBLIGATIONS UNDER SECTION 1.2(c), DISTRIBUTOR SHALL INCLUDE WITH EACH PRODUCT SOLD ALL APPLICABLE DISCLAIMERS SET FORTH IN THIS AGREEMENT, AND SHALL NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE PRODUCTS OTHER THAN THE WARRANTY SET FORTH IN SECTION 5.1.

5.3. LIMITATION OF LIABILITY. IN NO EVENT SHALL OBALON BE LIABLE TO DISTRIBUTOR OR ANY OTIIER THIRD PARTY IN ANY MANNER FOR ANY SPECIAL, NON-COMPENSATORY, CONSEQUENTIAL, INDIRECT, INCIDENTAL, STATUTORY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, LOST SALES, LOST REVENUE OR LOSS OF USE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF OBALON HAS BEEN INFORMED OF OR IS AWARE OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE. OBALON’S TOTAL AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS SHALL BE LIMITED TO THE SUM OF THE AMOUNTS PAID BY DISTRIBUTOR TO OBALON DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE EVENT GIVING RISE TO A CLAIM AGAINST OBALON. DISTRIBUTOR HAS ACCEPTED, AND SHALL CAUSE EACH CUSTOMER TO ACCEPT THIS LIMITATION OF LIABILITY AS PART OF A BARGAIN WITH RESPECT TO THE PRICING OF THE PRODUCTS WITH THE UNDERSTANDING THAT THE PRICING WOULD BE HIGHER IF OBALON WERE REQUIRED TO BEAR LIABILITY IN EXCESS OF THAT STATED HEREIN. NOTWITHSTANDING THE FOREGOING, OBALON’S LIABILITY (A) FOR DEATH OR PERSONAL INJURY CAUSED BY OBALON’S NEGLIGENCE OR CAUSED BY THE NEGLIGENCE OF OBALON’S EMPLOYEES OR AGENTS; AND (B) FOR ANY FRAUDULENT MISREPRESENTATION BY OBALON IS NOT EXCLUDED OR LIMITED BY THIS AGREEMENT, EVEN IF ANY OTHER TERM OF THIS AGREEMENT WOULD PROVIDE OR SUGGEST OTHERWISE.

6.	CONFIDENTIALITY.

6.1. Confidentiality Obligations. During the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, Distributor shall maintain in confidence all information relating to the Products or otherwise relating to Obalon’s business, and received directly or indirectly from Obalon (collectively, the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those of its directors, officers and employees to the extent such disclosure is reasonably necessary in connection with Distributor’s activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, Distributor shall obtain agreement of any such person or entity to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Distributor shall notify Obalon promptly upon discovery of any unauthorized use or disclosure of the Confidential Information.

6.2. Confidentiality Exceptions. The obligations of Distributor under Section 6.1 shall not apply to any information with respect to which Distributor is able demonstrate by written evidence that such information (a) was publicly known prior to the disclosure of such information to Distributor; (b) became publicly known, without fault on the part of Distributor, subsequent to disclosure by Obalon of such information to Distributor; (c) was otherwise known by Distributor prior to communication by Obalon to Distributor of such information; or (d) was received by Distributor at any time from a source other than Obalon lawfully having the right to disclose such information.

6.3. Permitted Disclosures. The confidentiality obligations contained in Section 6.1 above shall not apply to the extent that Distributor is required to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, provided that Distributor shall provide written notice thereof to Obalon and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

7.	INDEMNIFICATION AND INSURANCE.

7.1. Indemnity. Each party (the “Indemnitor”) shall defend, indemnify and hold the other party (the “Indemnitee”) harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions and other proceedings by any third party to the extent resulting from (a) any breach of this Agreement by the Indemnitor, (b) any recklessness or intentional act or omission by or on behalf of the Indemnitor in the performance of its activities contemplate by this Agreement, (c) any misrepresentations by the Indemnitor, or (d) any violation by the Indemnitor (or any of its employees or agents) of, or failure to adhere to, any applicable law, regulation or order in any country, in each case other than those certain losses, liabilities, damages and expenses arising out of the gross negligence or willful misconduct of the Indemnitee. The obligations of the parties under this Section 7.1 shall survive expiration or termination of this Agreement.

7.2. Indemnity Procedure. In the event the Indemnitee seeks indemnification hereunder, it shall inform the Indemnitor of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnitor to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnitor) in the defense of the claim. The indemnity obligations under this Section 7 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

7.3. Insurance. Each party shall maintain commercial general liability insurance, including contractual liability insurance and products liability insurance against claims regarding its activities contemplated by this Agreement, in such amounts as it customarily maintains for similar products and activities. Each party shall maintain such insurance during the term of this Agreement and thereafter for so long as it maintains insurance for itself covering such activities.

8.	TRADEMARK MATTERS.

8.1. Trademarks and Trade Names. Distributor shall not use any of Obalon’s trademarks, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any other manner, except that:

(a) Distributor may identify itself as an authorized Distributor of Obalon; and

(b) Distributor may use any of Obalon’s trademarks set out in Exhibit D (the “Trademarks”) for display purpose in connection with the solicitation of orders for the Products. Use of the Trademarks shall be subject to written prior approval from Obalon, such approval not to be unreasonably withheld. Distributor agrees that Obalon’s approval shall not be considered to be unreasonably withheld if Distributor’s use (or intended use) of such Trademarks in Obalon’s opinion misrepresents (or would misrepresent) the Products or could confuse as to the ownership of trademarks or of origin or quality of the Products or violate any regulatory statute.

(c) Distributor shall not register any trade mark or trade name (including any company name) which is identical to or confusingly similar to or incorporates any trade mark or trade name which Obalon or any associated company owns or claims rights in, including but not limited to the Trademarks.

8.2. Goodwill. Any goodwill associated with any trade marks affixed or applied or used in relation to the Products shall accrue to the sole benefit of Obalon or such associated company of Obalon as owns such trademarks.

8.3. Products Markings. Distributor shall not alter, remove or modify any Obalon trademarks, labels or markings, nor affix any other trademarks, labels, instructions, warnings or markings to or on the Products or the packages or boxes used for the Products without Obalon’s written consent; provided that Distributor may affix labels or other indices on the Products it distributes to identify Distributor as the distributor of the Products so long as such labels do not cover and are not inconsistent with Obalon’s trademarks, labels or markings. No other Distributor labels, package inserts or other material shall accompany the Products without the approval of Obalon. Nothing in this Agreement shall create an obligation on Obalon to register or otherwise maintain in force any trademarks.

8.4. Intellectual Property Infringement. Distributor shall inform Obalon immediately upon becoming aware of: (a) any infringements or risk of infringements by a third party of Obalon’s intellectual property (including but not limited to brands, trademarks, copyrights, and patents), (b) any infringements or risk of infringements by Obalon’s products of a third party’s intellectual property or claims of such by a third party. In the event of any such infringement, Obalon shall have the sole right to conduct (at Obalon’s sole expense) the defense or settlement of any claim of intellectual property right infringement by or against a third party in relation to any of Obalon’s intellectual property. At Obalon’s expense (as to reasonable out-of-pocket expenses only), Distributor cooperate with Obalon in connection with any such infringement defense or prosecution.

9.	TERM AND TERMINATION.

9.1. Term. Unless terminated as provided in Section 9.2 below or by mutual written consent, this Agreement shall continue in full force and effect for an initial term expiring five (5) years after the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for additional terms of twelve (12) months (each a “Renewal Term” and collectively with the Initial Term, the “Term”) unless (a) one party gives to the other party written notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term, or (b) the parties are unable to agree in writing on a Minimum Quantity for any Contract Year beyond Contract Year Five at least ninety (90) days prior to the commencement thereof.

9.2. Termination. This Agreement may be terminated as follows:

(a) By either party, if the other party commits a material breach of this Agreement and fails to cure such material breach within thirty (30) calendar days after receiving written notice thereof; and

(b) By Obalon, immediately upon written notice to Distributor if Distributor breaches any provision of Sections 2.5, 2.6, 2.7, 6 or 8; and

(c) By Obalon upon written notice following the occurrence of (i) a transaction pursuant to which a third party or third parties that were not shareholders of Obalon prior to the applicable transaction acquire (whether by merger, consolidation or transfer or issuance of capital stock or otherwise) the voting power to elect a majority of the board of directors or other governing body of Obalon, or (ii) a transaction pursuant to which a third party acquires assets constituting all or substantially all of the assets of Obalon related to this Agreement (each a “Change of Control”).

9.3. Rights of Parties on Expiration or Termination. The following provisions shall apply on the expiration or termination of this Agreement.

(a) In the event of expiration (but not termination) of this Agreement or termination by Distributor under Section 9.2(a) or termination for a Change of Control under Section 9.2(c), Distributor shall have the non-exclusive right, for ninety (90) days after the expiration or termination (the “Sell-Off Period”), to sell the Products in Distributor’s inventory in accordance with the terms and conditions set forth in this Agreement. Distributor shall deliver to Obalon, at the end of the Sell-Off Period, a list of Products in Distributor’s inventory, and Obalon shall have the right (but not the obligation) to buy any or all of the Products in Distributor’s inventory at the then-current transfer price, as determined in accordance with Section 4.1. Any Products remaining in Distributor’s inventory at the conclusion of the Sell Off Period which Obalon elects not to purchase pursuant to the foregoing terms, shall be, at Obalon’s discretion, either destroyed by Distributor or donated, at Distributor’s expense, to a charitable organization selected by Obalon. In the event that this Agreement is terminated by Obalon under Sections 9.2(a) or 9.2(b), Distributor may not sell or distribute the Products after the effective date of termination (and Distributor shall destroy its inventory of Products) unless (i) Obalon, in writing and in its sole discretion, permits Distributor to sell or distribute Distributor’s inventory of Products or (ii) Obalon instructs Distributor to donate, at Distributor’s expense, Distributor’s inventory of Products to a charitable organization selected by Obalon.

(b) At the time Distributor may no longer distribute or sell the Products in accordance with Section 9.3(a), Distributor promptly shall:

(i) remove from its property and immediately discontinue all use, directly or indirectly, of trademarks, designs, and markings owned or licensed exclusively by Obalon, or any word, title, expression, trademark, design, or marking that is confusingly similar thereto;

(ii) promptly deliver to Obalon all records, files, data and information whatsoever relating in any way to the sale, distribution, marketing or promotion of the Products in the Territory, including, without limitation, all Product and Customer information maintained by Distributor under Section 2.13 to enable Obalon to implement Product recalls; and

(iii) provide to Obalon a final report containing all information required under Section 2.10 and which has not been previously provided to Obalon.

(c) If Obalon terminates this Agreement pursuant to Section 9.2(c) after a Change of Control, then as Distributor’ sole and exclusive remedy for such termination, within ninety (90) days after termination Obalon shall pay to Distributor an amount equal to Distributor’s Gross Margin Profit for the twelve (12) months immediately prior to the date of termination calculated as follows: Gross Margin Profit = number of Product sold during twelve (12) month period (multiplied by) the actual net amount received by Distributor from Customers for such Product (minus) the transfer price paid to Obalon for such Product. Promptly following the termination Distributor shall provide to Obalon a true and correct accounting of the sales for the prior twelve (12) month periods to allow Obalon to calculate the Gross Margin Profit.

(d) The following Sections shall survive any termination or expiration of this Agreement: 2.4(b), 5.2, 5.3, 6, 7.1, 7.2, 8, 9.3 and 10.

10.	GENERAL PROVISIONS.

10.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of California, U.S.A., without regard to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The parties hereby submit to the jurisdiction of, and venue in, the state and federal courts located in San Diego County, California, U.S.A.

10.2. Language. The English language version of this Agreement shall govern and control any translations of this Agreement into any other language.

10.3. Notices. All consents, notices or reports required or permitted to be given or made by one party to the other under this Agreement shall be in writing and addressed to the other party at its address indicated above, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

10.4. Assignment. Distributor may not assign this Agreement or any of its rights, duties and obligations hereunder without the prior written consent of Obalon. Any purported assignment in violation of the foregoing shall be void. Any permitted assignee shall assume all obligations of Distributor under this Agreement. Obalon may assign this Agreement, in full or in part, without Distributor’s consent.

10.5. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings with respect to the subject matter hereof, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

10.6. Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

10.7. Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other party, without the prior consent of the other party to do so.

10.8. Waiver. The failure of Obalon at any time to require performance by Distributor of any of the provisions herein shall not operate as a waiver of the right of Obalon to request strict performance of the same or like provisions or any other provisions hereof, at a later time.

10.9. Force Majeure. Obalon shall use its reasonable efforts to fill orders, but Obalon shall not be liable for nonperformance or delays caused by a shortage of raw materials, labor problems, acts of regulatory agencies, acts of God or other causes beyond its reasonable control.

10.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11. Severability. In the event that any one or more provisions contained herein shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties agree to replace such invalid, illegal or unenforceable term or provision with an enforceable and valid arrangement that, in its economic effect, shall be as close as possible to the invalid, illegal or unenforceable term or provision.

IN WITNESS WHEREOF, Obalon and Distributor have caused this Agreement to be executed by their duly authorized representatives, as of the Effective Date.

OBALON THERAPEUTICS, INC.		BADER SULTAN & BROS CO W.L.L.

By:	/s/ ANDREW RASDAL	By:	/s/ Emad Al Zaben

Name:	ANDREW RASDAL	Name:	Emad Al Zaben

Title:	CEO	Title:	General Manager

EXHIBIT A

CUSTOMERS

“Customers” shall mean any customers located in the Territory.

TERRITORY

“Territory” shall mean the following countries: Saudia Arabia, Kuwait, United Arab Emirates, Qatar, Oman, Bahrain, Iraq and Lebanon.

MINIMUM QUANTITY

A “Calendar Quarter” is defined as the three month period commencing on January 1, April 1, July 1 and October 1 for each year. A “Contract Year” is the one year period commencing on the earlier of (a) the date of receipt of marketing approval from the applicable regulatory authority in the first country within the Territory or (b) September 1, 2013 (the “Contract Year Commencement Date”), and each one year period commencing on the anniversary of the Contract Year Commencement Date. The first Calendar Quarter for the first Contract Year is the Calendar Quarter in which the Contract Year Commencement Date falls.

Contract Year	Calendar Quarter	Minimum Quantity
One	First	[*] Balloons
One	Second	[*] Balloons
One	Third	[*] Balloons
One	Fourth	[*] Balloons
	Yearly Total:	[*] Balloons

Two	First	[*] Balloons
Two	Second	[*] Balloons
Two	Third	[*] Balloons
Two	Fourth	[*] Balloons
	Yearly Total:	[*] Balloons

Three	First	[*] Balloons
Three	Second	[*] Balloons
Three	Third	[*] Balloons
Three	Fourth	[*] Balloons
	Yearly Total:	[*] Balloons

Four	First	[*] Balloons
Four	Second	[*] Balloons

Four	Third	[*] Balloons
Four	Fourth	[*] Balloons
	Yearly Total:	[*] Balloons

*Confidential Treatment Requested.

Contract Year	Calendar Quarter	Minimum Quantity
Five	First	[*] Balloons
Five	Second	[*] Balloons
Five	Third	[*] Balloons
Five	Fourth	[*] Balloons
	Yearly Total:	[*] Balloons

The Minimum Quantity for a Contract Year beyond Contract Year Five shall be negotiated prior to expiration of the Initial Term.

PRODUCTS AND PRICE

Product Code	Description	Price
OGB-02-005	Five (5) Pack Obalon Balloon Systems (Each Individually Packed System Contains One Balloon, One Balloon Kit (PN-7000) and One Balloon Accessory Kit (PN-6000)	$ [*] USD

EZD-02-001	One (1) Obalon EZ Fill Dispenser	$ [*] USD

EZC-02-010	Ten (10) Obalon EZ Fill Canisters	$ [*] USD

PBO-02-50	Fifty (50) Placebo Capsules	$ [*] USD

A-2	*Confidential Treatment Requested.

EXHIBIT B

MINIMUM INVENTORY QUANTITIES

Not including the initial stocking month for the Company products, Distributor agrees to order and have on hand a minimum of stock equal to [*] the number of individual units shipped to customers during the previous month.

These levels will be monitored and verified on a quarterly or as needed basis.

*Confidential Treatment Requested.

EXHIBIT C

INITIAL ROLLING FORECAST AND PURCHASE ORDER

[None.]

EXHIBIT D

LIST OF TRADEMARKS

Obalon®

Additional trademarks and copyright materials may be added by the company to this Exhibit at any time, with notice to Distributor, carrying similar agreements and protections defined within this contract.

AMENDMENT NO. 1

TO DISTRIBUTION AGREEMENT

This Amendment No. 1 to the Distribution Agreement (this “Amendment”) effective as of December 19, 2014 (the “Amendment Date”), is entered into between OBALON THERAPEUTICS, INC. (“Obalon”), and BADER SULTAN & BROS CO W.L.L. (“Distributor”).

WHEREAS, the parties previously entered into that certain Distribution Agreement dated as of June 26, 2013 (the “Agreement”);

WHEREAS, the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1. Amendment. Section 3 of the Agreement is hereby amended by adding the following new Section 3.5 immediately following the end of Section 3.4:

3.5 2015 Forecast and Ordering. Notwithstanding the terms of Sections 3.1 and 3.2 above, for calendar year 2015, the following terms shall apply with respect to the forecasting and ordering of Product. Attached to Amendment No. 1 to this Agreement as Appendix 1 is the forecast for Distributor’s Product purchase requirements for calendar year 2015, broken down by calendar month (the “2015 Forecast”). Each calendar month during 2015, Distributor shall order the applicable quantity of Product for such calendar month as set forth on the 2015 Forecast. Distributor shall not have the right to change the 2015 Forecast, and shall not withhold or delay placing any purchase order for a calendar month in accordance with the 2015 Forecast, in each case without Obalon’s prior written consent. Within five (5) days following the date of Amendment No. 1 to this Agreement, Distributor shall pay to Obalon a deposit fee of one million two hundred eighty-two thousand five hundred U.S. Dollars (USD $1,282,500) (the “Deposit”). If Distributor places in full the monthly orders in accordance with the 2015 Forecast, then Obalon shall apply the Deposit against Distributor’s final orders for Product in 2015. If Distributor does not place in full the monthly orders in accordance with the 2015 Forecast then Obalon shall have the right to keep the Deposit as liquidated damages for such failure. If at the end of 2015 Obalon was unable to manufacture the quantity of Product ordered by Distributor in accordance with the 2015 Forecast, then Obalon shall refund the Deposit to Distributor (subject to Obalon’s right to deduct from the Deposit any then-outstanding amounts owed by Distributor to Obalon).

2. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

OBALON THERAPEUTICS, INC.		BADER SULTAN & BROS CO W.L.L.
By:	/s/ ANDY RASDAL	By:	/s/ EMAD AL ZABEN

Name:	ANDY RASDAL	Name:	EMAD AL ZABEN

Title:	CEO	Title:	GENERAL MANAGER

2

Appendix 1

2015 Forecast

Item	Item Number	Quantity	Unit Cost USD	Total Price USD	Deliver Date

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]	[*]	[*]

*Confidential Treatment Requested.

Item	Item Number	Quantity	Unit Cost USD	Total Price USD	Deliver Date
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

2	*Confidential Treatment Requested.

AMENDMENT NO. 2

TO DISTRIBUTION AGREEMENT

This Amendment No. 2 to the Distribution Agreement (this “Amendment”) effective as of January 1, 2015 (the “Amendment Date”), is entered into between OBALON THERAPEUTICS, INC. (“Obalon”), and BADER SULTAN & BROS CO W.L.L. (“Distributor”).

WHEREAS, the parties previously entered into that certain Distribution Agreement dated as of June 26, 2013 (as amended, the “Agreement”);

WHEREAS, the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1.	Amendments.

(a)	The first sentence of Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Unless terminated as provided in Section 9.2 below or by mutual written consent, this Agreement shall continue in full force and effect for an initial term expiring December 31, 2019 (the “Initial Term”).”

(b)	The definition of “Territory” on Exhibit A is hereby amended and replaced as follows:

“Territory” shall mean the following countries: Saudi Arabia, Kuwait, United Arab Emirates, Qatar, Oman, Bahrain, Iraq, Lebanon, Morocco, Algeria, Libya, Tunisia, Sudan, South Sudan, Egypt, Iran, Turkey, Jordan, Palestine, Syria, Muratenia, Djibouti and Yemen.

(c)	The “Products and Price” portion of Exhibit A is hereby amended and replaced with the Products and Price attached as Appendix 1 to this Amendment.

2. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

OBALON THERAPEUTICS, INC.		BADER SULTAN & BROS CO W.L.L.

By:	/s/ ANDY RASDAL	By:	/s/ EMAD AL ZABEN

Name:	ANDY RASDAL	Name:	EMAD AL ZABEN

Title:	CEO	Title:	GENERAL MANAGER

2

Appendix 1

Products and Price

Product code	Description	Price
OGB-03-005	Five (5) Pack Obalon Balloon Systems (Each Individually Packed System Contains One Balloon, One Balloon Kit (PN-7000) and One Balloon Accessory Kit (PN-6000)	$	[*]	USD
EZD-02-001	One (1) Obalon EZ Fill Dispenser	$	[*]	USD
EZC-02-010	Ten (10) Obalon EZ Fill Canisters	$	[*]	USD
PBO-01-050	Fifty (50) Placebo Capsules	$	[*]	USD

*Confidential Treatment Requested.

AMENDMENT NO. 3

TO DISTRIBUTION AGREEMENT

This Amendment No. 3 to the Distribution Agreement (this “Amendment”) effective as of August 1, 2015 (the “Amendment Date”), is entered into between OBALON THERAPEUTICS, INC. (“Obalon”), and BADER SULTAN & BROS CO W.L.L. (“Distributor”).

WHEREAS, the parties previously entered into that certain Distribution Agreement dated as of June 26, 2013 (as amended, the “Agreement”);

WHEREAS, the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1. Amendment. Section 3.5 of the Agreement is hereby amended and restated in its entirety as follows:

3.5 2015/2016 Forecast and Ordering. Notwithstanding the terms of Sections 3.1 and 3.2 above, for calendar year 2015 and 2016, the following terms shall apply with respect to the forecasting and ordering of Product. Attached to Amendment No. 3 to this Agreement as Appendix 1 is the forecast for Distributor’s Product purchase requirements for the remaining months of calendar year 2015 and calendar year 2016, broken down by calendar month (the “2015/2016 Forecast”). Each calendar month during the 2015/2016 Forecast, Distributor shall order the applicable quantity of Product for such calendar month as set forth on the 2015/2016 Forecast. Distributor shall not have the right to change the 2015/2016 Forecast, and shall not withhold or delay placing any purchase order for a calendar month in accordance with the 2015/2016 Forecast, in each case without Obalon’s prior written consent. The parties acknowledge that pursuant to Amendment No. 1 to this Agreement Distributor paid to Obalon a deposit fee of one million two hundred eighty-two thousand five hundred U.S. Dollars (USD $1, 282,500) (the “Deposit”). If Distributor places in full the monthly orders in accordance with the 2015/2016 Forecast, then Obalon shall apply the Deposit against Distributor’s orders for Product in the remaining calendar months of 2015 and the calendar months of 2016 until the Deposit has been fully credited. If Distributor does not place in full the monthly orders in accordance with the 2015/2016 Forecast then Obalon shall have the right to keep the Deposit as liquidated damages for such failure.

2. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

OBALON THERAPEUTICS, INC.		BADER SULTAN & BROS CO W.L.L.

By:	/s/ ANDY RASDAL	By:	/s/ EMAD AL ZABEN

Name:	ANDY RASDAL	Name:	EMAD AL ZABEN

Title:	CEO	Title:	GENERAL MANAGER

2

Appendix 1

2015/2016 Forecast

2015	Balloon Units
August	[*]
September	[*]
October	[*]
November	[*]
December	[*]

2016	Balloon Units
January	[*]
February	[*]
March	[*]
April	[*]
May	[*]
June	[*]
July	[*]
August	[*]
September	[*]
October	[*]
November	[*]
December	[*]

*Confidential Treatment Requested.

AMENDMENT NO. 4

TO DISTRIBUTION AGREEMENT

This Amendment No. 4 to the Distribution Agreement (this “Amendment”) effective as of July 26, 2016 (the “Amendment Date”), is entered into between OBALON THERAPEUTICS, INC. (“Obalon”), and BADER SULTAN & BROS CO W.L.L. (“Distributor”).

WHEREAS, the parties previously entered into that certain Distribution Agreement dated as of June 26, 2013 (as amended, the “Agreement”);

WHEREAS, the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1. Amendment. Section 1.2(a) of the Agreement is hereby amended to add the following sentence immediately to the end of Section 1.2(a):

Distributor acknowledges that Iran, Sudan and Syria are not included within the Territory, and Distributor represents, warrants and covenants that since the Effective Date of this Agreement Distributor has not, and during the Term Distributor shall not, distribute or sell any Products into Iran, Sudan and Syria.

2. Miscellaneous. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

OBALON THERAPEUTICS, INC.		BADER SULTAN & BROS CO W.L.L.

By:	/s/ Andrew Rasdal	By:	/s/ EMAD AL ZABEN

Name:	Andrew Rasdal	Name:	EMAD AL ZABEN

Title:	CEO	Title:	GENERAL MANAGER